WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

Brazos International Exploration, Inc.

A NEVADA CORPORATION

The undersigned Director, being the Directors of Brazos International Exploration, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)